SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) November 18, 1997



                 STANLEY FURNITURE COMPANY, INC.
     (Exact name of registrant as specified in its charter)



    Delaware                0-14938               54-1272589
(State or other            (Commission           (IRS Employer
 jurisdiction               File Number)      Identification No.)
of incorporation)


1641 Fairystone Park Highway, Stanleytown, Virginia      24168
     (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:(540)627-2000











ITEM 5.     OTHER EVENTS

     On November 18, 1997, the Company repurchased 413,201 shares of its Common Stock, $.02 par value, from the ML-Lee Acquisition Fund, L.P. and certain affiliates (the "Lee Fund Shares") at a purchase price of $25 per share. The Company's press release announcing the approval by the Company's Board of Directors of the purchase is included as Exhibit 99.1 hereto and is incorporated herein by reference.

     In connection with the repurchase of the Lee Fund Shares, the Management Agreement between the Company and Thomas H. Lee Company (the "Lee Company") was terminated. The Company also expects that
C. Hunter Boll, a director of the Company and an officer of the Lee Company will resign as a director of the Company effective at the 1998 Annual Meeting of Shareholders and that a person not affiliated with the Company or the Lee Company will be nominated for election at the 1998 Annual Meeting of Shareholders to fill the unexpired term of Mr. Boll.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     (c)    Exhibits

            The following exhibits are filed as a part of this report.

            4.1 Note Purchase and Private Shelf Agreement, dated as of June 29, 1995, among the Company, The Prudential Insurance Company of America and the affiliates of Prudential who become
                    Purchasers as defined therein.

            99.1    Press release dated November 11, 1997.

            99.2 Stock Purchase Agreement, dated as of November [11,] 1997 among the Registrant and the Selling Stockholders named therein.

            99.4    Amendment No. 4, dated as of November 11,
                    1997, between the Company and the Thomas H. Lee Company to the Management Agreement, dated September 29, 1988, among the Company's predecessors and the Thomas H. Lee Company.











                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                STANLEY FURNITURE COMPANY, INC.



     December 2, 1997           By:/s/Albert L. Prillaman
         Date                   Albert L. Prillaman
                                President, Chief Executive Officer,
                                and Chairman of the Board